October 5, 1994




9701 Wilshire Boulevard, Inc.
c/o CT Capital International, Inc.
575 Fifth Avenue
New York, New York  10017
Attention:  Mr. John P. Oswald

     Re:  9701 Wilshire Boulevard
          Beverly Hills, California

Gentlemen:

     Reference is made to that certain Purchase Agreement and Joint Escrow Instructions ("Purchase Agreement") dated as of September 1, 1994, between Carlyle Real Estate Limited Partnership-XV ("Seller") and 9701 Wilshire Boulevard, Inc. ("Buyer"), providing for, among other matters, the purchase and sale of premises located at 9701 Wilshire Boulevard, Beverly Hills, California. Except as otherwise specifically set forth herein, all capitalized terms used in a defined manner herein shall have the meaning set forth for such terms in the Purchase Agreement.

     In consideration of the premises and the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. Notwithstanding the provisions of the Purchase Agreement, monthly rents due under the leases for October, 1994 have been prorated on the basis that all such rents were received (notwithstanding that certain amounts have not yet been received or collected by Seller). If any such monthly rent for October 1994 is not received within 10 days of the date hereof, Buyer will reasonably cooperate with Seller and pursue the collection thereof in good faith. If within a reasonable time thereafter such rents still remain unpaid, Buyer and Seller shall reasonably agree on a proper and appropriate method for seeking to collect such rents as soon as reasonably possible. Notwithstanding the provisions of the Purchase Agreement limiting the obligations of Buyer to litigate or declare a default in connection with any such delinquencies, Buyer agrees that it will litigate or declare a default under the lease if requested by Seller; provided, however, if Buyer pays the amount due Seller with respect to such rents Buyer shall not thereafter be required to litigate or declare a default on the lease with respect to such amounts so paid. Buyer shall promptly deliver to Seller any checks (endorsed over to Seller) or amounts received by Buyer with respect to October, 1994 rents. Nothing contained herein shall modify the Purchase Agreement respecting rents other than the monthly rents for October, 1994 (and, without limitation thereon, Buyer shall not be obligated to litigate or declare a default with respect to delinquent rents for periods prior to October, 1994).

     2. The parties acknowledge that the current tax reduction proceedings by Seller for tax years 1992-93 and 1993-94 have not yet been finalized. Notwithstanding the same, for ease of administration the parties have provided for a credit in favor of Buyer of $75,000.00 with respect to anticipated tax reimbursements, a portion of which may ultimately be required to be delivered to the tenants or otherwise. The parties agree that such credit does not represent a final accounting of any amounts which are due tenants or otherwise and that the applicable amounts will be prorated at such times as the information necessary to accurately make such determinations is available (and each party shall promptly deliver or cause to be delivered to the tenants or the other party, as appropriate, the amounts due such tenants or other party by such party). Nothing contained herein shall limit the obligations of a party to deliver any amounts either received by or credited to such party with respect to amounts ultimately to be reimbursed to tenants or the other party and each such party shall indemnify, defend and hold the other party harmless from any failure by such party to deliver such amounts due. In order to further assure that the amounts ultimately due to tenants for tax reimbursements for the applicable years are properly paid, the parties acknowledge that they will use good faith efforts to coordinate with Seller's tax counsel, Katten, Muchen & Zavis, to insure that the anticipated tax reimbursements are ultimately available to Seller and Buyer for such purposes.

     3. The tenant estoppel certificate delivered by Prudential Bache contains allegations of a breach of the Prudential Bache lease by Seller for failure to permit Prudential Bache to audit operating expenses. Seller denies any and all such breaches. Seller hereby agrees to indemnify, defend and hold Buyer harmless from loss, damage, cost of expenses (including reasonable attorneys fees) incurred by Buyer in the event that Seller's actions shall be determined to be a breach by Seller of such lease.

     Except as specifically set forth herein, the Purchase Agreement is unmodified and remains in full force and effect (and, without limitation thereon, the provisions hereof are subject to the limitations contained in paragraph 10B of the Purchase Agreement).

     Please indicate your consent to the foregoing by signing where noted below.

                    Very truly yours,

                    CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership

                    By:  JMB REALTY CORPORATION,
                         a Delaware corporation,
                         General Partner


                         By:
                              Name:  Gary M. Laughlin
                              Title: Authorized Signatory

ACKNOWLEDGED AND AGREED TO
AS OF THIS ____ DAY OF OCTOBER, 1994

9701 WILSHIRE BOULEVARD, INC.
a California corporation

By:  _______________________________
     John P. Oswald, President